For Immediate Release

ITC Holdings Corp. Declares Dividend to Shareholders

NOVI, Mich., February 17, 2010 – ITC Holdings Corp. (NYSE: ITC) today announced that its Board of Directors has declared a quarterly cash dividend on ITC common stock of $0.32 per share payable on March 15, 2010, to shareholders of record on March 1, 2010.

About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, improve access to markets, and lower the overall cost of delivered energy. ITC is the largest independent electricity transmission company in the country. Through its subsidiaries, ITCTransmission, Michigan Electric Transmission Company (METC) and ITC Midwest, ITC operates contiguous, regulated, high-voltage transmission systems in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois and Missouri, serving a combined peak load in excess of 25,000 megawatts. ITC is also focused on new areas where significant transmission system improvements are needed through subsidiaries ITC Grid Development, ITC Great Plains and ITC Panhandle Transmission. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)

Investor/Analyst contact: Pat Wenzel (248.946.3570) pwenzel@itc-holdings.com
Media contact: Robert Darmanin (248.946.3493) rdarmanin@itctransco.com

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